Exhibit 99.1

DYADIC ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS

ACCELERATING COMMERCIALIZATION MOMENTUM ACROSS KEY BUSINESS AREAS

Dyadic to host earnings call on August 12 at 5:00 pm ET

JUPITER, FL — August 12, 2026 — Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), d/b/a Dyadic Applied BioSolutions, a global biotechnology company producing precision-engineered, animal-free proteins and enzymes for diverse commercial applications, today reported its financial results for the second quarter ended June 30, 2026, highlighting significant progress in product commercialization, strategic partnerships, and C1 biomanufacturing platform expansion.

“Our strong second-quarter performance underscores Dyadic’s ongoing transformation into a commercial-stage biotechnology leader, “said Joe Hazelton, President and COO. “We are driving commercial launches and sales of recombinant proteins, securing recurring revenue through strategic partners, distribution and optimizing manufacturing yields across life sciences, food and nutrition, and bioindustrial markets. Simultaneously, leading global health, government, academic and industry collaborations continue to validate the speed, productivity, scalability and potential commercial viability of our proprietary C1 expression system, while advancing C1-produced antibodies, vaccine antigens and other biologics toward broader preclinical evaluation and potential future clinical and commercial adoption.”

Recent Company Developments

●	Commercial Sales & Product Shipments: Advanced the recombinant protein portfolio through Q2 product shipments directly and through distribution partners. Subsequent to quarter-end, Dyadic completed shipments of six distinct recombinant protein products and generated initial pilot sales of recombinant transferrin and growth factors for cultivated-meat applications.

●	OEM Distribution Progress: Initiated Q2 shipments to IBT Bioservices under Dyadic’s OEM distribution agreement, with additional shipments completed after quarter-end, supporting product evaluation, qualification and commercialization across IBT’s global life-science customer network.

●	Proliant Health & Biologicals: Proliant has begun commercialization of Albufree™ DX recombinant human albumin for life science and diagnostic applications and announced plans to expand the Albufree™ portfolio with Albufree™ TX for cell culture and Albufree™ CGT for cell and gene therapy applications, positioning Dyadic for future royalties.

●	Fermbox Bio: Scaled commercialization and initial orders for recombinant DNase I (RNase-free) and recombinant human transferrin.

●	Inzymes: Confirmed initial commercial sales of non-animal bovine chymosin, with a second product in development that could trigger milestone payments and royalties.

●	Cell Culture & Life-Science Products: Continued advancing animal-free recombinant proteins for cell-culture and related applications. Pilot-scale process improvements increased recombinant human transferrin productivity by approximately 80%, further supporting the potential for competitive manufacturing economics as Dyadic advances transferrin, albumin, growth factors and other recombinant animal-free proteins toward broader commercial use.

●	Food & Nutrition Pipeline Expansion: Initiated scale-up activities with BRIG BIO for recombinant bovine alpha-lactalbumin under a funded development agreement. Subsequent to quarter-end, Dyadic expanded its precision-fermented dairy protein portfolio through an additional development and commercialization agreement, broadening potential opportunities to generate future product, licensing and royalty revenues.

●	Global Health Programs: Advanced Gates Foundation-funded RSV and malaria monoclonal antibody (“mAb”) programs, with C1-produced antibodies demonstrating high productivity and functional characteristics comparable to established mammalian-cell reference materials. Funding is in place to advance these programs, and Dyadic is working toward delivery of C1-produced material to support initiation of preclinical studies with one or both mAbs, providing an additional opportunity to support potential future clinical and commercial adoption.

Continued C1 development with CEPI/Fondazione Biotecnopolo di Siena (“FBS”) to accelerate protein-vaccine antigen development and advancing NIAID-supported preclinical evaluation of C1-produced malaria antigens.

●	Rapid Pandemic Response Capabilities: Demonstrated C1’s platform agility by producing, purifying and delivering two Scripps-designed Bundibugyo ebolavirus (“BDBV”) antigens to Scripps Research and FBS in approximately 15 days from plasmid to purified protein. The antigens are undergoing further characterization and may support future preclinical evaluation, subject to program priorities, additional evaluation and available funding.

●	Government, Academic & Industry Adoption: Continued monoclonal antibody development with the Israel Institute for Biological Research (“IIBR”) and expanded access to C1 strains, processes and development capabilities for academic and industry partners evaluating next-generation vaccines and therapeutics. Dyadic is also pursuing several potential monoclonal antibody programs through the European Vaccines Hub/FBS ecosystem, as well as opportunities with prospective first-time C1 collaborators.

Financial Highlights

Cash Position: As of June 30, 2026, cash, cash equivalents, restricted cash, and the carrying value of investment-grade securities, including accrued interest, were $4,794,798 compared to $8,587,289 as of December 31, 2025.

Revenue: Total revenue for the three months ended June 30, 2026 was $961,138, representing a decrease of $5,492 or 0.6% compared to $966,630 for the three months ended June 30, 2025. The slight decrease was driven by a $89,563 decrease in research and development revenue resulting from the reduction in the numbers and size of collaboration activities, and the absence of a $250,000 milestone revenue recorded in 2025, partially offset by a $334,071 increase in grant revenue from activities under the CEPI and Gates Foundation grants.

Cost of Revenue: Total cost of revenue for the three months period ended June 30, 2026 was $984,165, representing an increase of $370,574 or 60.4% compared to $613,591 for the three months ended June 30, 2025. The increase was due to a $395,709 increase in cost of grant revenue from activities under the CEPI and Gates Foundation grants, partially offset by a $25,135 decrease in the cost of research and development revenue.

R&D Expenses: Research and development expenses for the three months ended June 30, 2026, were $332,621, a decrease of $296,758 or 47.2% compared to $629,379 for the same period in 2025. The decrease was due to reduction in the number of active internal research initiatives.

G&A Expenses: General and administrative expenses for the three months ended June 30, 2026, were $1,689,863, an increase of $253,233 or 17.6%, compared to $1,436,630 for the same period in 2025. The increase was due to higher rebranding and business development expenses of $322,638, increased legal and accounting expenses of $115,836, and other expenses of $43,639, partially offset by a decrease in share-based compensation expenses of $196,408 and incentives of $32,472.

Loss from Operations: Loss from operations for the three months ended June 30, 2026 was $2,054,204, an increase of $325,136 or 18.8%, compared to $1,729,068 for the same period in 2025. The increase was largely attributable to higher total cost of revenue of $370,574 and higher general and administrative expenses of $253,233, partially offset by lower research and development expenses of $296,758.

Net Loss: Net loss for the three months ended June 30, 2026, was $2,123,884 or $(0.06) per share, compared to $1,793,774 or $(0.06) per share for the same period a year ago.

Conference Call Information

Date: Wednesday, August 12, 2026

Time: 5:00 p.m. Eastern Time

Dial-in numbers: Toll Free: +1-877-407-9219 / +1 412-652-1274

Conference ID:13761129

Webcast Link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=b9s8dhjS

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com. To access the replay of the webcast, please follow the webcast link above.

About Dyadic Applied BioSolutions

Dyadic Applied BioSolutions is a global biotechnology company that uses its proprietary microbial platforms to produce recombinant proteins that are sold or licensed to partners across the life sciences, food and nutrition, and bio-industrial markets. These high-quality proteins are designed to enable customers to develop more efficient, scalable, and sustainable products. Dyadic’s Dapibus™ and C1 expression systems support flexible, cost-effective manufacturing, and are the foundation of a growing portfolio of commercial and partnered programs.

For more information, please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements generally can be identified by use of the words “expect,” “should,” intend,” anticipate,” “will,” “project,” “may,” “might,” “potential,” or “continue” or other similar terms or variations of them. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses, and management’s related conclusion that there is substantial doubt about our ability to continue as a going concern for the 12 months following June 30, 2026; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs and the dilutive impact of a capital raise to mitigate our going-concern risk; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; (xi) intellectual property risks; and (xii) our ability to comply with the listing standards of the Nasdaq Stock Market LLC. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contact:

Dyadic International, Inc.

Ping Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue:
Research and development revenue	$123,886	$213,449	$527,476	$396,549
Grant revenue	837,252	503,181	1,324,618	713,653
License and milestone revenue	—	250,000	220,000	250,000
Total revenue	961,138	966,630	2,072,094	1,360,202

Costs and expenses:
Costs of research and development revenue	123,322	148,457	463,479	274,937
Costs of grant revenue	860,843	465,134	1,312,526	636,312
Research and development	332,621	629,379	808,690	1,124,358
General and administrative	1,689,863	1,436,630	3,445,194	3,032,968
Foreign currency exchange (gain) loss	8,693	16,098	(898)	23,170
Total costs and expenses	3,015,342	2,695,698	6,028,991	5,091,745

Loss from operations	(2,054,204)	(1,729,068)	(3,956,897)	(3,731,543)

Other income (expense):
Interest income	39,705	49,127	96,896	137,585
Interest expense	(64,479)	(89,456)	(128,821)	(178,699)
Interest expense - related party	(44,906)	(24,377)	(89,745)	(48,696)
Total other income (expense), net	(69,680)	(64,706)	(121,670)	(89,810)

Net loss	$(2,123,884)	$(1,793,774)	$(4,078,567)	$(3,821,353)

Basic and diluted net loss per common share	$(0.06)	$(0.06)	$(0.11)	$(0.13)

Basic and diluted weighted-average common shares outstanding	36,438,703	30,102,324	36,418,462	30,071,285

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2026.

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$1,425,364	$4,622,331
Short-term investment securities	1,688,355	2,698,661
Restricted cash	1,555,649	1,231,168
Interest receivable	16,014	35,129
Accounts receivable	1,302,439	1,090,297
Prepaid expenses and other current assets	418,943	219,067
Total current assets	6,406,764	9,896,653

Non-current assets:
Long-term investment securities	109,416	—
Operating lease right-of-use asset, net	9,851	38,535
Other assets	10,500	10,537
Total assets	$6,536,531	$9,945,725

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$816,059	$852,024
Accrued expenses	1,395,680	967,974
Deferred research and development obligations	1,564,172	1,730,852
Operating lease liability	5,054	34,621
Accrued interest	60,000	60,000
Accrued interest- related party	41,800	41,800
Total current liabilities	3,882,765	3,687,271

Non-current liabilities:
Convertible notes, net of issuance costs	2,971,125	2,962,304
Convertible notes, net of issuance costs - related party	2,069,885	2,063,740
Total liabilities	8,923,775	8,713,315

Commitments and contingencies (Note 5)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding	—	—
Common stock, $.001 par value:
Authorized shares - 100,000,000; issued shares - 48,692,205 and 48,441,300, outstanding shares - 36,438,703 and 36,187,798 as of June 30, 2026, and December 31, 2025, respectively	48,693	48,442
Additional paid-in capital	114,023,653	113,564,991
Treasury stock shares held at cost - $12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(97,529,675)	(93,451,108)
Total stockholders’ (deficit) equity	(2,387,244)	1,232,410
Total liabilities and stockholders’ equity	$6,536,531	$9,945,725

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2026.